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                                                                   EXHIBIT 10.73



[Russian translation of the English text intentionally omitted]


                               LOG SALES CONTRACT

                                  NO. 99-01-01

                                                                DECEMBER 7, 1998


         CLOSED JOINT-STOCK COMPANY "FOREST-STARMA" hereinafter referred to as the SELLER, and RAYONIER INC., hereinafter referred to as the BUYER, have entered into the present Contract with respect to the following:

1.       SUBJECT OF THE CONTRACT

Seller agrees to sell and the Buyer agrees to buy, on terms contained in this Contract and individual addenda to this Contract, all of the spruce and white fir logs produced by Seller as provided in this Contract, up to a maximum quantity of 150,000 m3. The approximate value of this Contract is $7,200,000.


The specific quantity, composition, and value of all log shipments shall be set forth in separate addenda to the Contract to be executed by the parties in connection with each shipment.


2.       TIME OF PRODUCTION AND DELIVERY

2.1 PRODUCTION: This Contract shall apply to logs produced by Seller and made available for shipment from Siziman Bay between January 1, 1999 and June 30, 1999. In the event that the volume of logs produced by June 30, 1999 is less than 150,000 m3, the Buyer shall have an option to extend the term of this Contract for additional periods of three (3) months each or until 150,000 m3 are delivered, whichever comes first, by giving written notice of the exercise of such option not later than June 30, 1999 or, if this option has been previously exercised, the last day of the current extension.



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2.2      DELIVERY: Logs produced under this Contract shall be delivered F.O.B.
vessel between March 1, 1999 and August 31, 1999. In the event Buyer exercises its option to extend the time for production of logs under Section 2.1, the time period for delivery shall also be extended for an equal period of time.

3.       PRICES

The Buyer shall pay the Seller the following prices for logs purchased under this Contract. All prices under this Contract are F.O.B. vessel, Siziman Bay, Russia.

Spruce                                         US $/m3
------                                         -------

#1 & #2 sawlogs (standard)                     $74.25
#1 & #2 sawlogs (small)                        $42.25
#3 sawlogs                                     $42.50
pulp logs                                      $22.50

White Fir
---------

#1, #2 and #3 sawlogs                          $42.50
pulp logs                                      $22.50

The above prices are based on freight to Japan West Coast for #1 and #2 sawlogs of $18.75/m3 and #3 sawlogs and pulp to Korea of $22.50/m3. Both rates are for CQD terms and one port discharge. If Buyer negotiates a contract of affreightment which is higher than these freight rates, the price of logs sold under this Contract will be reduced by 50% of the increase in the freight rate, but not more than $1.00/m3. Any such price changes will be reconciled and set forth in separate addenda to this Contract.

In the event the minimum percentages of long logs as set forth in Section 4.1 below are not met and as a result there is an excess volume of short logs, the price of the excess volume of short logs will be subject to a discount of $5.00/m3. The calculation will be as follows: the total volume delivered less the quotient of the long log volume delivered divided by the minimum




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percentage equals the Excess Short Log Volume. Expressed as a formula, the calculation is:


(Total volume) - (Long log volume) = (Excess Short Log Volume)
                 -----------------
                    (Minimum %)


The calculation will be made separately for each of the following categories of logs:

-    #1 & #2 sawlogs (standard)
-    #1 & #2 sawlogs (small)
-    #3 sawlogs

The calculation will be made on the following dates:

-    March 31, 1999 for logs produced prior to that date;
-    April 30, 1999 for logs produced in April;
-    May 31, 1999 for logs produced in May; and
-    June 30, 1999 for logs produced in June.

If there is an Excess Short Log Volume, then the price of a volume of logs equal to the Excess Short Log Volume taken from the first volume of short logs delivered during the next subsequent month will be discounted by $5.00/m3 and the reduced price will be shown on the addenda to this Contract covering such logs executed by the parties at the time of shipment.

4.       QUALITY OF GOODS

4.1. SPECIFICATIONS The logs delivered hereunder shall be exportable spruce and white fir sawlogs and pulp logs conforming to GOST standards # 22298-76. All sawlogs must be fresh cut and free of insect damage, ring shake, checking and charring.




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Minimum diameter requirements are as follows:

                                          Length                Min. Diameter
Grade                                    (meters)               (centimeters)
-----                                    --------               -------------

#1 & #2 sawlogs (standard)              7.6; 8.1                   20

#1 & #2 sawlogs (standard)              3.8                        22

#1 & #2 sawlogs (small)                 3.8; 7.6; 8.1              14

#3 sawlogs (standard or small)          all lengths                18

pulp logs                               all lengths                14



All White Fir will be valued and sorted as #3 sawlogs or pulp logs only.

The log volumes produced must include the following minimum percentages of long logs:

Spruce & White Fir                      Minimum % Long Logs
------------------                      -------------------

#1 & #2 sawlogs (standard)                     60%

#1 & #2 sawlogs (small)                        50%

#3 sawlogs                                     60%

Pulp logs                                      None


Long logs are logs which are 7.6 meters or greater in length.



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In addition to meeting GOST standards logs produced and delivered under this
Contract shall be of consistent quality and of reasonably comparable mix and diameter distribution to those logs produced by Seller at Siziman Bay during the 1998 season. Logs must be manufactured and graded to avoid excessive off-center hearts and compression in #1 and #2 sawlog sorts.

4.2. SCALING: Scaling of the logs delivered hereunder shall be performed to GOST specifications by qualified scalers. The Seller shall be responsible for the cost of scaling of the logs. Log scale certificates, summary reports and any other production reports will be provided to the Buyer on a biweekly basis, together with invoices for payment, in accordance with Section 6 below.

Measurement must be made in accordance with GOST #2708-81. Diameter of logs is to be measured at the top (small) end, inside the bark, by adding the maximum and minimum diameters and dividing the total by two. Diameter of logs shall be measured as follows:

- Diameter of 13 cm and down is to be measured with intervals of 1 cm. Margin of 0.5 cm and up is to be counted as 1 cm (logs of 12.5 - 13.4 cm in diameter to be counted as 13 cm).

- Diameter of 14 cm & up is to be measured with intervals of 2 cm. Margin less than 1 cm is not to be counted. Margin of 1 cm and up is to be counted to the nearest even diameter (logs 13.5 - 14.9 cm in diameter to be counted as 14 cm).

- Logs are to be measured by each piece. Volume of logs is to be calculated according to the tables of GOST #2708-81.

- The marking should be put on each sawlog clearly in accordance with GOST #2292-74.



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5.       DELIVERY

5.1. POINT OF DELIVERY: The logs shall be delivered to the Buyer FOB vessel, Siziman Bay, Russia. Title and risk of loss to all logs purchased hereunder shall pass to the Buyer when the logs pass the ship's rail at Siziman Bay. The Seller shall notify the Buyer that logs have been delivered in case an agent or employee of the Buyer is not present at the delivery site. Seller will maintain casualty loss insurance on the logs up to the point of delivery.

The terms describing obligations of the Seller and the Buyer with respect to delivery of goods and establishing transfer of risk of loss or damage from the Seller to the Buyer are specified in "INCOTERMS, 1990" and shall be binding on the parties hereto.

5.2. EXPORT DUTIES: All Russian taxes, export fees or duties which may be assessed on this transaction shall be paid by the Seller. Seller certifies that it has the right to export the logs and shall obtain all necessary customs approvals, export licenses and permits.

5.3. SHIP LOADING: The Seller shall be responsible for all sorting, storing, handling and ship loading activities necessary to deliver the logs on board ship at Siziman Bay, the cost of which are included in the price stated in Section 3 above. The Seller shall load a minimum of 1,800 m3 per day for each day that ships are available for loading. If the Seller is unable to load the minimum volume, except as a result of a force majeure event, according to Section 10 hereof, or the Buyer's negligence or failure to perform its obligations hereunder, the Buyer shall have the option to reduce the total contract volume by up to the amount of the short fall.

5.4. SHIPPING: The Buyer shall be responsible for arranging for vessels to transport all logs sold under this Contract. The Buyer agrees to make ships available for loading at Siziman Bay a minimum of 19.5 days per month, when Siziman Bay becomes ice-free and available for shipping. Partial months will be





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prorated and shipments in excess of the minimum may be carried forward to meet minimum volumes in future months. The Buyer will provide the Seller with a monthly shipping schedule ten (10) days before the start of the month. The Buyer will update the shipping schedule in a reasonable manner to advise Seller of changes in the previously provided shipping schedule. The Buyer shall provide all shipping schedules and updates to Seller's Quality Control Manager at Siziman Bay, Russia.

5.5. LIENS AND WARRANTIES: The Seller warrants that, upon delivery of the logs to the Buyer FOB, Buyer's vessel, Siziman Bay, Russia, under this Contract, the logs shall be free and clear of any liens or encumbrances, prior sales agreements, contracts or other claims which might become a lien upon the logs. The Seller further warrants that the logs sold under this Contract may be legally exported from the Russian Federation in the form and condition in which they are delivered to the Buyer at the point of delivery.

6.       PAYMENT

6.1. Buyer shall make payment to Seller for each shipment of logs delivered under this Contract within 180 days after the date each shipment of logs clears Russian customs for export.


6.2. Every two weeks after the effective date of this Contract, commencing on January 15, 1999, the Seller shall fax to the Buyer an invoice and tally sheets for scaled volume of logs produced during the preceding two-week period. Within 10 days after the Buyer's receipt of each faxed invoice and tally sheet, the Buyer shall pay the Seller 50% of the price for the volume of logs indicated in these documents, calculated according to the price list set forth in Section 2 above.


6.3 In the event the ships are available for loading for less than the minimum number of days provided for in a month, except as the result of a force majeure event, and if the lack of ships



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available for loading causes the volume loaded to be less than 35,000 m3 (or pro-rated portion thereof), then Buyer shall make an additional payment of $18.00/m3 on a volume of logs calculated by multiplying the difference between the minimum number of days ships should have been available for loading and the actual number of days ships were available for loading by 1,800 m3/day (but in any event such volume shall not be greater than 35,000 m3 (or pro-rated portion thereof) less the actual volume of logs shipped during that month. This payment shall be calculated and paid within ten (10) days of the end of the month and shall be applied as payment of a portion of the purchase price of the first volume shipped during the subsequent month. This adjustment will be reflected in the applicable addendum.

6.4. The Buyer shall pay the remaining balance of the price for such logs upon shipment of the logs within twenty (20) days after receipt from the Seller of a faxed copy of an invoice for the balance of the purchase price, bills of lading, log specifications and cargo plan; provided that the Seller shall have delivered original copies of the invoice (1 set), bill of lading (3 sets), log specification (1 set) and cargo plan (1 set) by mail or via courier to the Buyer's representative in Vladivostok, Russia or Japan, as indicated by the Buyer; within ten (10) days after the date stated in the bill of lading, after completion of loading of each vessel.

6.5. Notwithstanding the force majeure provisions of Section 10 hereof, if for any reason, any logs for which Buyer has made payments under Sections 6.2 or
6.3 of this Contract are not delivered F.O.B. vessel for export due to any cause whatsoever, other than the Buyer's negligence or the failure to perform its obligations under this Contract, the Seller agrees to repay any amounts received with respect to said logs within ten (10) days of receipt of notice from the Buyer of the failure of said logs to be exported or loaded on board ship and an invoice for the repayment amount.

7.       CLAIMS

Buyer has the right to make claims after the logs arrive at their




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export destination for failure to meet quality or quantity requirements. The
Buyer shall make every reasonable commercial effort to resolve all claims with the Buyer's customer. In the event no resolution is reached, the Buyer will notify Seller by fax of any claims within thirty (30) days after the vessel has completed discharge in the discharge port. Seller will have fourteen (14) days to respond to the claim presented. If Seller does not agree with the claim, it may request to schedule an inspection of the cargo by a representative of Seller. Buyer and Seller will use their best efforts to have their representatives meet at the port of discharge as quickly as possible to conduct this inspection. Each party will bear its own costs of such inspection. If Seller does not respond and schedule an inspection, if desired, within fourteen
(14) days of receipt of the claim, the claim will be considered accepted.

Buyer will use reasonable commercial efforts to make substantially all of the logs involved in the claim available for inspection. The inspection will be conducted as follows:

- If the logs are on land, a sample of 10% of the logs will be rolled out for inspection.

- If the logs are located in the water the representatives will conduct a visual inspection of all sides of every log in the sample.

-    Grading will be based on GOST standard 22298-76.

-    Scaling will be based on GOST standard 2140-81.

The result of this inspection will be expanded onto the entire cargo volume to calculate the claim settlement. Buyer will notify Seller of any necessary deviation from the above procedure.

The amount of any claim settlement will be paid by Seller to Buyer by wire transfer within fourteen (14) days of completion of the inspection.



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8.       NOTICES

All notices given hereunder shall be in writing, sent to the representatives of each party and may be sent by telex or by telecopier with confirmation of receipt at the addresses and fax numbers shown in Section 13. Notices shall be effective upon receipt.

9.       DISPUTES

In the event of any dispute arising out of or relating to this Contract, the parties shall use their best efforts to settle the dispute. Within thirty (30) days of written request of any party, the individuals responsible for administering this Contract shall meet to consult and negotiate with each other, in good faith, in an attempt to reach an just and equitable solution satisfactory to the parties. If the parties are unable to reach a satisfactory solution within 60 days of the written request for negotiation, then any party may require that the matter be finally settled by arbitration under the Commercial Arbitration Rules of the American Arbitration Association and the Supplemental Procedures for Large Complex Disputes. The Arbitration shall be conducted at Seattle, Washington U.S.A. The arbitration shall be conducted by a single arbitrator appointed in accordance with the said Rules from the Large Complex Dispute Panel of the American Arbitration Association. The arbitration shall be conducted in the English language. Any award shall be denominated and paid in United States dollars and may, at the discretion of the arbitrator, include interest, attorney fees and costs.

9.2. LIMITATION ON DAMAGES: In the event of default or failure to perform any obligation under this Contract, the Liability of either party shall be limited to the value of the logs to be produced, delivered, sold and purchased hereunder. In no event shall either party be liable for incidental, consequential or punitive damages.



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10.      FORCE-MAJEURE

Neither party to this Contract shall be liable for any delay or default in performance hereunder which is the result of any cause beyond its control, including, but not limited to wars, civil strife, embargoes, acts of governments or any government official or agency purporting to act under duly constituted authority, earthquakes, floods or fires. Weather conditions which are within the range of possible weather conditions to be anticipated shall not constitute force majeure conditions. A party whose performance is affected by force majeure conditions shall give notice to the other party of such condition and the expected duration of the delay or prevention of performance within ten (10) days of the occurrence of such condition.

11.      COMPLETE AGREEMENT

This Contract replaces and supercedes in its entirety, Log Sales Contract No. 98-05-05-2, dated May 12, 1998 with respect to all logs produced by Seller after December 31, 1998.

12.      OTHER TERMS AND CONDITIONS

All amendments and additions hereto shall be integral parts of this Contract and shall be valid only if made in writing and signed by duly authorized representatives of both parties.


The language of this Contract is Russian and English but in the event of ambiguity or inconsistency between the versions, the English version shall be controlling.

Any correspondence pertaining to the execution of this Contract shall be carried out in the English language.

The law of the State of Washington, without giving effect to the conflict of law provisions thereof, shall govern this Contract. In the event the law of the Russian Federation, or any other jurisdiction where portions of this Contract are to be performed



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invalidate any of the provisions of this Contract, the parties will negotiate amendments to this Contract to comply with such law.

Neither this Contract nor any rights or obligations hereunder may be assigned by either party without the prior written consent of the other party.

13.      LEGAL ADDRESSES OF THE PARTIES

THE BUYER:                                   THE SELLER:

Rayonier Inc.                                JSC "Forest-Starma"
18000 International Blvd.                    1 Chekhov St. Apt 3
Suite 900                                    Vanino
Sea Tac, Washington, 98188                   Khabarovsk Territory
Fax # 1 206 248 4117                         Russia, 682860
                                             Fax # 7 42172 44172
                                             with a copy to:
                                             W. William Pope
                                             Fax # 1-617-422-4286

14.      PAYMENT REQUISITES

THE BUYER:

Bank Name: Seattle First National Bank

Bank  Address:
Seattle, WA, USA

Currency A/C No. (Currency to be
Specified: 1360-403 ($, Dollars)
Correspondent Accounts with Third Banks for Monetary
Movement:

THE SELLER:

Bank Name:
Moscow Narodny Bank

Bank Address:




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81 King William Street London, EC4P 4JS


Currency A/C No. (Currency to be
Specified: 49506022__( $, Dollars)

Correspondent Accounts with Third Banks for Monetary
Movement:

RAYONIER INC.                                JSC "FOREST STARMA"
THE BUYER                                    THE SELLER


/S/ ROBERT J. CARTANO                        /S/ ALBERT C. HECKER
-----------------------------                ---------------------------------
Robert Cartano                               Albert C. Hecker
                                             J. General Director


                                             /S/ V. A. LIMARENKO
                                             ---------------------------------
                                             V. A. Limarenko
                                             First Deputy General Director





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                                 AMENDMENT NO. 1
                       TO LOG SALES CONTRACT NO. 99-01-01,
                             DATED DECEMBER 7, 1998


         THIS AMENDMENT No.1 to LOG SALES CONTRACT No. 99-01-01, dated December 7, 1998 (hereinafter referred to as "Amendment No.1") is entered into and becomes effective as of March 2, 1999, by and between Closed Joint-Stock Company "Forest-Starma" (hereinafter referred to as the "SELLER") and Rayonier, Inc. (hereinafter referred to as the "BUYER") as follows:

         1. The SELLER and the BUYER hereby acknowledge that they are parties to Log Sales Contract No. 99-01-01, dated December 7, 1998 (hereinafter referred to as "Contract No. 99-01-01").

         2. This Amendment No. 1 amends and supplements Contract No. 99-01-01. Unless expressly amended by this Amendment No. 1, all provisions of Contract No. 99-01-01 remain in full force and effect. Unless otherwise provided in this Amendment No. 1, all terms and definitions used in this Amendment No. 1 shall have the same meanings as they do in Contract No. 99-01-01.

         3. Section 6.1 of Article 6 of Contract No. 99-01-01 is hereby amended and replaced with the following:

         "6.1 Buyer shall make payment to Seller for each shipment of logs delivered under this Contract within 90 days after the date each shipment of logs clears Russian customs for export."

         4. Both original and faxed signatures of the parties on this Amendment No. 1 shall have equal legal force with regard to execution of this Amendment No. 1.

         IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to Log Sales Contract No. 99-01-01, dated December 7, 1998, which shall become effective as of March 2, 1999.


Rayonier, Inc.                                JSC "Forest-Starma"
BUYER                                         SELLER


/s/ Robert J. Cartano                         /s/ Albert C. Hecker
--------------------------                    ----------------------------------
Robert J. Cartano                             Albert C. Hecker
Director, Operations                          General Director


                                              /s/ V. A. Limarenko
                                              ----------------------------------
                                              V. A. Limarenko
                                              First Deputy General Director